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                           LIMITED POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, LAURA H. HOENIG does hereby make, constitute and appoint KATHRYN L. HOENIG my true and lawful attorney-in-fact for me and to my name, place, and stead, and on my behalf, to execute and file with the Securities and Exchange Commission and National Association of Securities Dealers, Inc. all forms and documents that are required to be filed by me under the Securities Exchange Act of 1934, including without limitation under Section 16(a) and Section 13(d).

     The rights, powers and authority of the aforesaid attorney-in-fact granted hereby shall commence and be in full force effective as of the date hereof, and such rights, powers and authority shall remain in full force and effect thereafter until I give notice in writing that such power is terminated.

     Dated this 29 day of February, 2000.
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                                             /s/ Laura H. Hoenig
                                             -------------------
                                                 Laura H. Hoenig


STATE OF  Florida
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COUNTY OF Palm Beach
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     Before me, the undersigned, a Notary Public in and for the state and county aforesaid, personally appeared LAURA HOENIG to me known, or proved to me on the basis of satisfactory evidence, to be the person described in and who executed the foregoing instrument and acknowledged that she executed the same as her free act and deed.

     Witness my hand and seal, this 29 day of February 2000.
                                    --


                                             /s/ June F. Wheelwright
                                             -----------------------
                                                  Notary Public


My Commission Expires:


     03-05-00
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